                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K/A




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 12, 1996



Exact Name of Registrant as
  Specified in Its Charter:  DDL ELECTRONICS, INC.

           DELAWARE                       1-8101                  33-0213512
State or Other Jurisdiction of          Commission             I.R.S. Employer
Incorporation or Organization           File Number           Identification No.


Address of Principal Executive Offices:     2151 Anchor Court
                                            Newbury Park, CA 91320


Registrant's Telephone Number:              (805) 376-2595


Former Name - Former Address and Former
Fiscal Year, if Changed Since Last Report:  7320 SW Hunziker Road Suite #300
                                            Tigard, Oregon 97223-2302

     This report is an amendment to the Registrant's report on Form 8-K dated January 12, 1996 that was filed with the Securities and Exchange Commission on January 29, 1996 (the "Initial Form 8-K Report"). This amending report contains the required audited financial statements and unaudited pro forma financial information referenced previously in the Initial Form 8-K Report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements:

        The audited financial statements of SMTEK, Inc. for the years ended March 31, 1995 and 1994, including the report thereon of Arthur Andersen LLP, independent public accountants, are attached hereto as pages F-1 through F-12.

        The audited financial statements of SMTEK, Inc. for the year ended March 31, 1993, including the report thereon of Gary Janke, CPA, independent accountant, are attached hereto as pages F-13 through F-22.


    (b) Pro Forma Financial Information:

        The unaudited pro forma condensed consolidated balance sheet of DDL Electronics, Inc. ("DDL") and SMTEK, Inc. ("SMTEK") as of December 31, 1995, and the unaudited pro forma condensed consolidated statements of operations of DDL and SMTEK for the year ended June 30, 1995 and the six months ended December 31, 1995, are attached hereto as pages F-23 through F-29.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       March 27, 1996                        /s/ Richard K. Vitelle
---------------------------------        -----------------------------------
           Date                                Richard K. Vitelle
                                               Vice President -Finance
                                               (Principal Financial Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  SMTEK, Inc.:

We have audited the accompanying balance sheets of SMTEK, INC. (a California corporation) as of March 31, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SMTEK, Inc. as of March 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
August 15, 1995

                                  SMTEK, INC.

                    BALANCE SHEETS - MARCH 31, 1995 AND 1994

                                     ASSETS


                                                                            1995                1994
                                                                         ----------          ----------
CURRENT ASSETS:
  Cash                                                                   $  125,000          $  368,000
  Accounts receivable, net of allowance
    for doubtful accounts of $95,000 in
    1995 and $12,000 in 1994                                              1,470,000           1,282,000
  Costs and estimated earnings in excess
    of billings on uncompleted contracts,
    net of progress payments of
    $1,934,000 in 1995 and $622,000 in 1994                               3,472,000             818,000
  Prepaid expenses                                                           43,000              68,000
  Other current assets                                                        5,000              31,000
                                                                         ----------          ----------
          Total current assets                                            5,115,000           2,567,000
                                                                         ----------          ----------

PROPERTY AND EQUIPMENT, at cost:
  Machinery and equipment                                                 2,635,000           1,505,000
  Furniture and fixtures                                                    224,000             191,000
  Leasehold improvements                                                    264,000             244,000
  Equipment under capital leases                                            579,000             579,000
                                                                         ----------          ----------
                                                                          3,702,000           2,519,000
  Less--Accumulated depreciation                                          1,705,000           1,285,000
                                                                         ----------          ----------
                                                                          1,997,000           1,234,000
                                                                         ----------          ----------

OTHER ASSETS                                                                 76,000              55,000
                                                                         ----------          ----------
                                                                         $7,188,000          $3,856,000
                                                                         ==========          ==========


      The accompanying notes are an integral part of these balance sheets.

                                  SMTEK, INC.

                    BALANCE SHEETS - MARCH 31, 1995 AND 1994

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                            1995                   1994
                                                                         ----------             ----------
CURRENT LIABILITIES:
  Accounts payable                                                       $2,336,000             $  585,000
  Accrued expenses                                                          430,000                268,000
  Current portion of long-term debt                                       1,045,000                426,000
  Current portion of obligations
    under capital leases                                                     89,000                150,000
                                                                         ----------             ----------
          Total current liabilities                                       3,900,000              1,429,000
                                                                         ----------             ----------

LONG-TERM LIABILITIES:
  Long-term debt, net of current portion                                    991,000                 44,000
  Obligations under capital leases,
    net of current portion                                                   17,000                106,000
                                                                         ----------             ----------
          Total long-term liabilities                                     1,008,000                150,000
                                                                         ----------             ----------

COMMITMENTS AND CONTINGENCIES (Note 3)

SHAREHOLDERS' EQUITY:
  Common stock--
    197,568 shares authorized,
      issued and outstanding                                              2,510,000              2,510,000
  Accumulated deficit                                                     (230,000)              (233,000)
                                                                         ----------             ----------
          Total shareholders' equity                                      2,280,000              2,277,000
                                                                         ----------             ----------
                                                                         $7,188,000             $3,856,000
                                                                         ==========             ==========


      The accompanying notes are an integral part of these balance sheets.

                                  SMTEK, INC.

                              STATEMENTS OF INCOME

                  FOR THE YEARS ENDED MARCH 31, 1995 AND 1994




                                                                           1995                   1994
                                                                        -----------            -----------
NET SALES                                                               $14,200,000            $11,317,000

COST OF SALES                                                            12,445,000              9,383,000
                                                                        -----------            -----------

          Gross profit                                                    1,755,000              1,934,000
                                                                        -----------            -----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                              1,412,000              1,308,000
                                                                        -----------            -----------

          Income from operations                                            343,000                626,000
                                                                        -----------            -----------

OTHER INCOME (EXPENSE), net                                               (139,000)                  4,000
                                                                        -----------            -----------
          Income before unusual item--legal
            settlement                                                      204,000                630,000

LEGAL SETTLEMENT                                                          (200,000)                   -
                                                                        -----------            -----------

          Income before provision
            for income taxes                                                  4,000                630,000

PROVISION FOR INCOME TAXES                                                    1,000                 61,000
                                                                        -----------            -----------

          Net income                                                    $     3,000            $   569,000
                                                                        ===========            ===========




        The accompanying notes are an integral part of these statements.

                                  SMTEK, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  FOR THE YEARS ENDED MARCH 31, 1995 AND 1994




                                          Common Stock
                                 -------------------------------
                                                                        Accumulated
                                 Shares                 Amount            Deficit              Total
                                 -------              ----------        ----------           ----------
BALANCE, March 31, 1993          100,000              $  104,000          $(802,000)           $ (698,000)

  Conversion of shareholders'
    investment (Note 7)           97,568               2,406,000               -                2,406,000

  Net income                        -                       -               569,000               569,000
                                 -------              ----------          ---------            ----------
BALANCE, March 31, 1994          197,568               2,510,000           (233,000)            2,277,000

  Net income                        -                       -                 3,000                 3,000
                                 -------              ----------          ---------            ----------
BALANCE, March 31, 1995          197,568              $2,510,000          $(230,000)           $2,280,000
                                 =======              ==========          =========            ==========



        The accompanying notes are an integral part of these statements.

                                  SMTEK, INC.

                            STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED MARCH 31, 1995 and 1994



                                                                           1995                  1994
                                                                       ------------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $      3,000           $ 569,000
  Adjustments to reconcile net income to
    net cash provided by (used in) operating
    activities:
      Depreciation and amortization                                         420,000             200,000
      Provision for doubtful accounts                                        83,000              12,000
      Changes in assets and liabilities:
      Decrease (increase) in:
        Accounts receivable                                                (271,000)            639,000
        Costs and estimated earnings in
          excess of billings on uncompleted
          contracts                                                      (2,654,000)             56,000
        Prepaid expenses                                                     25,000             (47,000)
        Other assets                                                          5,000             (45,000)
      Increase (decrease) in:
        Accounts payable                                                  1,751,000            (662,000)
        Accrued expenses                                                    162,000            (109,000)
                                                                       ------------           ---------
          Net cash provided by (used in)
            operating activities                                           (476,000)            613,000
                                                                       ------------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES--
  Purchases of property and equipment                                    (1,183,000)           (531,000)
                                                                       ------------           ---------
          Net cash used in investing
            activities                                                   (1,183,000)           (531,000)
                                                                       ------------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term debt                                         2,120,000             430,000
  Repayment of long-term debt                                              (704,000)           (300,000)
                                                                       ------------           ---------
          Net cash provided by financing
            activities                                                    1,416,000             130,000
                                                                       ------------           ---------

NET INCREASE (DECREASE) IN CASH                                            (243,000)            212,000

CASH, beginning of year                                                     368,000             156,000
                                                                       ------------           ---------
CASH, end of year                                                      $    125,000           $ 368,000
                                                                       ============           =========



        The accompanying notes are an integral part of these statements.

                                  SMTEK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31,1995



1.       Line of Business and Summary of Significant Accounting Policies
         ---------------------------------------------------------------

         a.      Line of Business
                 ----------------

         SMTEK, Inc. (the Company), a California corporation, specializes in the design and manufacture of complete printed circuit boards and modules utilizing surface mount technology. Its customers include government related and commercial customers.

         The Company derived 74 and 83 percent of net sales from contracts with intelligence and military agencies of government prime contractors for the years ended March 31, 1995 and 1994, respectively.

         b.      Depreciation and Amortization
                 -----------------------------

         Depreciation and amortization are provided over the estimated useful lives of the assets or lease terms, using primarily the straight- line method. Estimated useful lives are as follows:

                 Machinery and equipment             5 to 7 years
                 Furniture and fixtures              3 to 5 years
                 Leasehold improvements              Lesser of useful life or
                                                       lease term
                 Equipment under capital leases      Lesser of useful life or
                                                       lease term

         Maintenance and repairs are charged to operations as incurred, while significant improvements are capitalized. Upon retirement or disposition of property, the asset and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is charged to operations.

         As of April 1, 1994, the Company prospectively revised the remaining lives of certain machinery and equipment from five to seven years. This change increased income for fiscal year 1995 by approximately $58,000.

         c.      Revenue Recognition
                 -------------------

         Contract revenues are recorded under the percentage-of-completion method of accounting, primarily on the basis of costs incurred to total estimated costs.

         In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated loss is charged to income. Other changes in contract price and estimates of costs and profits at completion are recognized prospectively. This method recognizes in the current period the cumulative effect of the changes on current and prior periods.

         Certain government agencies have audited the Company's contract costs through the fiscal year ended March 31, 1993. Subsequent years remain open for audit.

         Progress payments on contracts in process are shown as an offset to costs and estimated earnings in excess of billings on uncompleted contracts on the balance sheet. As completed boards are shipped, billings to the customer are reduced by the amount of progress payments related to the boards shipped.

         d.      Statement of Cash Flows
                 -----------------------

         For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         During fiscal 1994, the Company added equipment with a cost of $579,000 which was financed with a capital lease and converted its capital investment of $2,406,000 to common stock (see Note 7). These non-cash transactions are excluded from the statement of cash flows.

         The following were cash payments for:

                                               1995              1994
                                             --------          -------
                 Interest                    $117,000          $14,000
                 Income taxes                  33,000           10,000

         e.      Reclassifications
                 -----------------

         Certain prior year balances have been reclassified to conform to the current year's presentation.

2.       Income Taxes
         ------------

Effective April 1, 1993, the Company changed its method of accounting for income taxes to comply with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109. This change had a minimal effect on the Company's financial statements.

Under SFAS No. 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

The net deferred income tax asset at March 31, 1995 and 1994 consists primarily of accruals and differences in depreciation for financial and tax reporting purposes and is fully reserved.

The components of the provision for income taxes for the years ended March 31, 1995 and 1994 are as follows:

                          Current            Deferred              Total
                          -------            --------             -------
    1995:
    Federal               $  -               $  -                 $  -
    State                   1,000               -                   1,000
                          -------            -------              -------
                          $ 1,000            $  -                 $ 1,000
                          -------            -------              -------

    1994:
    Federal               $  -               $  -                 $  -
    State                  61,000               -                  61,000
                          -------            -------              -------
                          $61,000            $  -                 $61,000
                          =======            =======              =======

The Company's tax provision for the period ended March 31, 1994 benefited from the utilization of federal and state net operating loss carryforwards totaling $735,000 and $80,000, respectively. The Company has no federal or state net operating loss carryforwards.

3.       Commitments and Contingencies
         -----------------------------

The Company leases certain property and equipment under capital and operating lease agreements. The leases expire at various dates through 1999. The charge to income for rental expense on operating leases was approximately $172,000 and $162,000 for fiscal 1995 and 1994, respectively.

The minimum aggregate rental commitments under both capital and operating leases with noncancellable terms of more than one year at March 31, 1995 are as follows:


      Year Ending                           Capital       Operating
       March 31,                             Leases        Leases          Total
      -----------                          ---------     ----------      ---------
         1996                               $ 97,000       $187,000       $284,000
         1997                                 18,000        100,000        118,000
         1998                                    -            5,000          5,000
                                            --------       --------       --------
                                             115,000       $292,000       $407,000
                                                           ========       ========
         Less--Amount representing
           interest                           (9,000)
                                            --------
         Present value of minimum
           capital lease payments            106,000

         Less--Current portion               (89,000)
                                            --------
                                            $ 17,000
                                            ========

As discussed, in 1.a. above, a significant portion of the Company's revenue is derived from contracts with government prime contractors. Most of these contracts are subject to review and audit by the DCAA and various government agencies. During fiscal year 1995, the Company settled a false claim action with the United States Government for $200,000. This settlement, which was paid subsequent to year-end, is accrued in the 1995 financial statements.

The Company is party to certain legal proceedings incidental to its business. Certain claims, suits or complaints arising out of the normal course of business have been filed or are pending against the Company. Based on the facts known to the Company, management believes although it is not possible to predict the outcome of any litigation, management, after consultation with counsel, does not expect that such litigation will have a material adverse effect on its financial position or results of operations.

4.       Retirement Plan
         ---------------

Effective April 1, 1991, the Company adopted a 401(k) plan (the Plan) which covers substantially all employees meeting certain eligibility requirements. Employees may defer up to 15% of their compensation. Employer contributions to the Plan are made at the discretion of the Company and vest after five years of service. The 401(k) contribution expense charged to operations was $30,000 during fiscal 1994. No contribution was made for fiscal year 1995.

5.       Related Party Transactions
         --------------------------

During fiscal 1995 and 1994, the Company borrowed $800,000 and $426,000, respectively, from a company controlled by a shareholder and a shareholder for the purchase of equipment (see Note 6).

6.       Long-Term Debt and Line of Credit
         ---------------------------------

In March 1995, the Company entered into a credit arrangement with a financial institution for a working capital line of credit up to $1,000,000, subject to certain collateral limitations, extending through September 1995 at an interest rate of prime plus .75 percent (9.75 percent at March 31, 1995). The arrangement is collateralized by the Company's raw material and accounts receivable and contains certain financial and non-financial covenants. As of March 31, 1995, the Company had not drawn on the line of credit.

At March 31, 1995 and 1994, long-term debt consists of the following:


                                                                            1995            1994
                                                                         ----------       ---------
         Unsecured, non-interest bearing note
           payable to a related party, payable
           in three annual installments of
           $20,000 with the last payment due
           on August 5, 1998.  This note had been
           discounted by $34,000.                                        $   48,000        $ 44,000

         Note payable to a shareholder, payable
           on or before April 10, 1994, bearing
           interest at prime plus four percent.                                -            426,000

         Note payable to a finance company, bearing
           interest at 10.9 percent, with 60
           installments of $3,316 through April 2000,
           secured by certain equipment.                                    153,000            -

         Note payable to a finance company, bearing
           interest at 9.5 percent, with 60
           installments of $9,156 through July 1999,
           secured by certain equipment.                                    390,000            -

         Note payable to a finance company, bearing
           interest at 7.95 percent, with 60
           installments of $8,629 through April 1999,
           secured by certain equipment.                                    360,000            -

         Note payable to a finance company, bearing
           interest at 9.5 percent, with 48
           installments of $5,133 through December
           1998, secured by certain equipment.                              194,000            -

         Note payable to a finance company, bearing
           interest at 9.5 percent, with 48
           installments of $2,422 through December
           1998, secured by certain equipment.                               91,000            -

         Unsecured note payable to a company
           controlled by a shareholder, bearing
           interest at prime plus 4 percent,
           payable on demand.                                               800,000            -

                                                                         ----------        --------
                                                                          2,036,000         470,000
                   Less--current portion                                  1,045,000         426,000
                                                                         ----------        --------
                                                                         $  991,000        $ 44,000
                                                                         ==========        ========

Future principal maturities of long-term debt as of March 31, 1995 are as follows:


               Year ending
                March 31,
                  1996                               $1,045,000
                  1997                                  285,000
                  1998                                  310,000
                  1999                                  314,000
                  2000                                   82,000
                                                     ----------
                                                     $2,036,000
                                                     ==========

7.       Equity
         ------

In January 1995, the Company finalized the treatment of equity funds previously put into the Company by the Diversified Equity Group. The finalization and formalization of the equity transaction resulted in the issuance of 97,568 additional shares of common stock. This transaction has been reflected in the accompanying financial statements as of March 31, 1994.

Gary W. Janke
--------------------------------------------------------------------------------

CERTIFIED PUBLIC ACCOUNTANT                               15650 DEVONSHIRE STREET - SUITE 200
                                                          GRANADA HILLS, CALIFORNIA 91344-7241
                                                          (818) 893-9674        (310) 276-8470
                                                                            FAX (818) 893-1246



To the Board of Directors of
SMTEK, Inc.

I have audited the accompanying balance sheet of SMTEK, Inc. (A California Corporation) as of March 31, 1993, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SMTEK, Inc. as of March 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                            /s/ Gary W. Janke



Granada Hills, California
March 21, 1996

                                 SMTEK, INC.

                                BALANCE SHEET

                                March 31, 1993


                                    ASSETS


     CURRENT ASSETS:
        Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  156,000
        Accounts receivable, net of allowance for
            doubtful accounts of $ 0  . . . . . . . . . . . . . . . . . . . . .     1,933,000
        Inventories   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,560,000
        Costs and estimated earnings in excess of
          billings on uncompleted contracts   . . . . . . . . . . . . . . . . .       863,000
        Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .        21,000
                                                                                   ----------
              Total Current Assets  . . . . . . . . . . . . . . . . . . . . . .    $4,533,000
                                                                                   ----------
     PROPERTY AND EQUIPMENT, at cost:
        Machinery and equipment   . . . . . . . . . . . . . . . . . . . . . . .    $  993,000
        Furniture and fixtures  . . . . . . . . . . . . . . . . . . . . . . . .       159,000
        Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . .       243,000
        Property under capital leases   . . . . . . . . . . . . . . . . . . . .       492,000
                                                                                   ----------
                                                                                   $1,887,000
        Less-Accumulated depreciation   . . . . . . . . . . . . . . . . . . . .       975,000
                                                                                   ----------
              Net Property and Equipment  . . . . . . . . . . . . . . . . . . .    $  912,000
                                                                                   ----------
     OTHER ASSETS:
        Security deposits   . . . . . . . . . . . . . . . . . . . . . . . . . .    $   35,000
        Software license fees, net of amortization of $59,000   . . . . . . . .         6,000
                                                                                   ----------
              Total Other Assets  . . . . . . . . . . . . . . . . . . . . . . .    $   41,000
                                                                                   ----------
              TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .    $5,486,000
                                                                                   ==========



   The accompanying notes are an integral part of these financial statements.

                                  SMTEK, INC.

                                 BALANCE SHEET

                                 March 31, 1993

                      LIABILITIES AND SHAREHOLDERS' EQUITY


     CURRENT LIABILITIES:
        Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,247,000
        Short-term loan payable   . . . . . . . . . . . . . . . . . . . . . . . .       300,000
        Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       345,000
        Progress payments on contracts in process   . . . . . . . . . . . . . . .     1,549,000
        Current portion of obligations under capital leases   . . . . . . . . . .       104,000
                                                                                     ----------
              Total Current Liabilities . . . . . . . . . . . . . . . . . . . . .    $3,545,000
                                                                                     ----------
     LONG-TERM LIABILITIES:
        Long-term debt, net of current portion  . . . . . . . . . . . . . . . . .    $   40,000
        Obligations under capital leases, net of current
          portion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       193,000
        Loans payable - stockholders  . . . . . . . . . . . . . . . . . . . . . .     2,406,000
                                                                                     ----------
              Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .    $6,184,000
                                                                                     ----------
     SHAREHOLDERS' EQUITY:
        Common stock: no par value
          100,000 shares authorized, issued and outstanding   . . . . . . . . . .    $  104,000
        Accumulated deficit   . . . . . . . . . . . . . . . . . . . . . . . . . .      (802,000)
                                                                                     ----------
              Total Shareholders' Equity  . . . . . . . . . . . . . . . . . . . .    $ (698,000)
                                                                                     ----------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  . . . . . . . . . . . .    $5,486,000
                                                                                     ==========





   The accompanying notes are an integral part of these financial statements.

                                  SMTEK, INC.

                              STATEMENT OF INCOME

                       FOR THE YEAR ENDED MARCH 31, 1993


        Net Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $9,285,000
        Cost of Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,144,000
                                                                                  ----------
              Gross Profit  . . . . . . . . . . . . . . . . . . . . . . . . .     $1,141,000
        Selling, General and Administrative   . . . . . . . . . . . . . . . .      1,037,000
                                                                                  ----------
              Income from Operations  . . . . . . . . . . . . . . . . . . . .     $  104,000
        Other Income (Expense)  . . . . . . . . . . . . . . . . . . . . . . .        (43,000)
                                                                                  ----------
              Income Before Provision for Income Taxes  . . . . . . . . . . .     $   61,000
        Provision for Income Taxes  . . . . . . . . . . . . . . . . . . . . .          7,000
                                                                                  ----------
              NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . .     $   54,000
                                                                                  ==========





   The accompanying notes are an integral part of these financial statements.

                                 SMTEK, INC.

                        STATEMENT OF RETAINED EARNINGS

                      FOR THE YEAR ENDED MARCH 31, 1993


     Accumulated Deficit, beginning of year  . . . . . . . . . . . . . . .    $(856,000)
     Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54,000
                                                                              ---------
           ACCUMULATED DEFICIT, END OF YEAR  . . . . . . . . . . . . . . .    $(802,000)
                                                                              =========



   The accompanying notes are an integral part of these financial statements.

                                  SMTEK, INC.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1993


    CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  54,000
       Adjustments to reconcile net income to
           cash used by operating activities:
             Depreciation and amortization . . . . . . . . . . . . . . . . . .      310,000
             Changes in assets and liabilities:
                Decrease (increase) in:
                   Accounts receivable   . . . . . . . . . . . . . . . . . . .     (726,000)
                   Inventories   . . . . . . . . . . . . . . . . . . . . . . .     (648,000)
                   Costs and estimated earnings in excess
                     of billings . . . . . . . . . . . . . . . . . . . . . . .     (225,000)
                   Prepaid expenses  . . . . . . . . . . . . . . . . . . . . .       13,000
                   Other assets  . . . . . . . . . . . . . . . . . . . . . . .       25,000
                Increase (decrease) in:
                   Accounts payable  . . . . . . . . . . . . . . . . . . . . .      436,000
                   Accrued expenses  . . . . . . . . . . . . . . . . . . . . .     (216,000)
                   Progress payments on contracts in process   . . . . . . . .      520,000
                                                                                  ---------
                     Net Cash Used by Operating Activities . . . . . . . . . .    $(457,000)
                                                                                  ---------
    CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment   . . . . . . . . . . . . . . . . .    $ (89,000)
                                                                                  ---------
                     Net Cash Used by Investing Activities . . . . . . . . . .    $ (89,000)
                                                                                  ---------
    CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from short-term debt   . . . . . . . . . . . . . . . . . . . .    $ 300,000
       Increase in note payable  . . . . . . . . . . . . . . . . . . . . . . .        4,000
       Repayment of long-term debt   . . . . . . . . . . . . . . . . . . . . .      (88,000)
                                                                                  ---------
                     Net Cash Provided by Financing Activities . . . . . . . .    $ 216,000
                                                                                  ---------
                     NET (DECREASE) IN CASH  . . . . . . . . . . . . . . . . .    $(330,000)

    Cash, beginning of year  . . . . . . . . . . . . . . . . . . . . . . . . .      486,000
                                                                                  ---------
                     CASH, END OF YEAR . . . . . . . . . . . . . . . . . . . .    $ 156,000
                                                                                  =========





   The accompanying notes are an integral part of these financial statements.

                                  SMTEK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1993

1.       Line of Business and Summary of Significant Accounting Policies

         a. Line of Business

         SMTEK, Inc. is engaged in the design and manufacture of complete printed circuit boards and modules utilizing surface mount technology. Its customers include government related and commercial customers.

         The Company derived 84 percent of revenues from contracts with intelligence and military agencies of government prime contractors for the year ended March 31, 1993.

         b. Inventories

         Inventories, consisting of materials not yet applied to contracts, are stated at the lower of cost (first-in, first-out) or market.

         c. Depreciation and Amortization

         Depreciation and amortization are provided over the estimated useful lives of the assets or lease terms, using primarily the straight-line method. Estimated useful lives are as follows:

             Machinery and equipment               5 to 10 years
             Furniture and fixtures                3 to 5 years
             Leasehold improvements                Lesser of asset life or lease term
             Property under capital leases         Lesser of asset life or lease term

         Maintenance and repairs are charged to operations as incurred, while significant improvements are capitalized. Upon retirement or disposition of property, the asset and related accumulated depreciation or amortization are removed from the accounts and any resultant gain or loss is charged to operations.

         d. Revenue Recognition

         Contract revenues are recorded under the percentage-of-completion method of accounting. Work in process is valued using managements estimates of the progress on various contracts which have not been completed or fully invoiced as of the balance sheet date.

         In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated loss is charged to income. Other changes in contract price and estimates of costs and profits at completion are recognized prospectively. This method recognizes in the current period the cumulative effect of the changes on current and prior periods.

         Progress payments on contracts in process are shown as a liability on the balance sheet. As various portions of the contract are completed and accepted by the customer, the progress payments are reduced by the revenue recognized from the completed portion of the contract.

         e. Statement of Cash Flows

         For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         Cash paid for interest and income taxes during fiscal 1993 was $64,000 and $2000 respectively.

         f. Reclassifications

         Certain reclassifications have been made to the 1993 financial statements to conform with current financial statement presentation.

2.       Income Taxes

         The provision for income taxes is based on elements of income, costs and expenses as reported in the statement of income. The Company has a federal net operating loss carryforward of $747,000 and a state loss carryforward of $87,000 to offset against future taxable income.

         The components of the provision for income taxes for the year ended March 31, 1993 is as follows:

                                  Current      Deferred       Total
                                  -------      --------       -----
          Federal                 $    0        $    0        $    O
          State                    5,000         2,000         7,000
                                  ------        ------        ------
                                  $5,000        $2,000        $7,000
                                  ======        ======        ======

3.       Commitments and Contingencies

         a. Lease Commitments

         The Company leases certain property and equipment under capital and operating lease agreements. The leases expire at various dates through 1996. The charge to income for rental expense on operating leases was approximately $269,000 for fiscal 1993.

       The minimum aggregate rental commitment under both capital and operating leases with noncancellable terms of more than one year at March 31, 1993 is as follows:

                                         Capital      Operating
        Fiscal Year                      Leases        Leases           Total
        -----------                      -------      ---------       ----------
           1994 . . . . . . . . . . .   $147,000      $273,000        $  420,000
           1995 . . . . . . . . . . .    147,000       199,000           346,000
           1996 . . . . . . . . . . .     73,000       181,000           254,000
           1997 . . . . . . . . . . .                   95,000            95,000
                                        --------      --------        ----------
                                        $367,000      $748,000        $1,115,000
                                                      ========        ==========
       Less-Amount representing
         interest . . . . . . . . . .     70,000
                                        --------
       Present value of minimum
         capital lease payments . . .   $297,000

       Less-Current portion . . . . .    104,000
                                        --------
                                        $193,000
                                        ========

       b. Contingency

       A significant portion of the Company's revenue is derived from contracts with government prime contractors. Most of these contracts are subject to review and audit by various government agencies. The Company believes that it has made adequate provisions for any matters that could arise as a result of these reviews or audits. (Note 7)

4.     Retirement Plan

       Effective April 1, 1991, the Company adopted a 401 (k) plan (the Plan) which covers substantially all employees meeting certain eligibility requirements. Employees may defer up to 15% of their compensation. Employer contributions to the Plan are made at the discretion of the Company and vest after five years of service. The 401 (k) contribution expense charged to operations was $12,000 during fiscal 1993.

5.     Long-Term Debt

       At March 31, 1993, long-term debt consists of the following:

             Notes payable to shareholders - subsequently converted
             to common stock ( Note 7) . . . . . . . . . . . . . . . . . . . . . .  $2,406,000

             Unsecured note payable, payable in three annual
             installments of $20,000 with the last payment due on
             August 5, 1998 . . . . . .  . . . . . . . . . . . . . . . . . . . . .      40,000
                                                                                    ----------
                 Total Long-Term Debt  . . . . . . . . . . . . . . . . . . . . . .  $2,446,000
                                                                                    ==========

         Future principal maturities of long-term debt as of March 31. 1993 are as follows:

                    Year ending March 31
                    --------------------
                             1997                       $ 15,000
                             1998                         13,000
                             1999                         12,000
                                                        --------
                                                        $ 40,000
                                                        ========

7.         Subsequent Events

         In January 1995, the Company finalized the treatment of funds previously put into the Company by the Diversified Equity Group. The finalization and formalization of the equity transaction resulted in the issuance of 97,568 additional shares of common stock. The entire long-term liability of $2,406,000, reflected on the balance sheet at March 31, 1993, was converted to equity.

         Subsequent to year-end, the Company's performance under two contracts was audited by the federal government. The government made certain claims against the Company which the Company settled for $200,000. This settlement has not been reflected in these financial statements.

         In January 1996, SMTEK, Inc. was acquired by DDL Electronics, Inc. and became a wholly owned subsidiary.

             DESCRIPTION OF UNAUDITED PRO FORMA CONDENSED FINANCIAL
                    STATEMENTS REFLECTING THE ACQUISITION OF
                      SMTEK, INC. BY DDL ELECTRONICS, INC.

     The following unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the acquisition of SMTEK, Inc. ("SMTEK") as if the transaction had taken place at December 31, 1995 for the pro forma condensed consolidated balance sheet and, in the case of the income statement data, as of July 1, 1994.

     On January 12, 1996, DDL Electronics, Inc. ( "DDL") acquired 100% of the outstanding stock of SMTEK. The purchase price of $8,000,000 million was paid in cash of $7,199,000 and 1,000,000 shares of common stock. The cash portion of the purchase price was financed through the issuance of short-term 10% bridge loans in the aggregate amount of $7,000,000 (the "Bridge Loans"). The Bridge Loans were repaid in February 1996 through the issuance of 10% Senior Secured Notes due July 1, 1997 in the aggregate amount of $5,300,000 (the "Notes") and 10% Cumulative Convertible Debentures due February 27, 1997 in the aggregate amount of $3,500,000 (the "Debentures"). In connection with the sale of the Notes and Debentures, DDL paid $352,000 as a fee to the placement agent for these financings, and issued 572,683 shares of common stock to the placement agent as additional compensation. The accompanying pro forma financial statements give effect to the Notes and Debentures as if they had been issued at the time the SMTEK acquisition was consummated.

     The acquisition has been accounted for using the purchase method. In accordance with Accounting Principles Board Opinion No. 16, the purchase price will be allocated to the assets and liabilities acquired at their estimated fair values at acquisition date. Based on current information, DDL's management does not expect the final allocation of the purchase price to be materially different from that used in the following pro forma balance sheet and pro forma statements of operation.

     The unaudited pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at any of the foregoing assumed dates, or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of DDL and SMTEK.

                            DDL ELECTRONICS, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1995
                                 (Unaudited)
                                (In thousands)


                                                   Historical
                                              --------------------
                                                  DDL                  Pro Forma     Pro Forma
                                              Electronics    SMTEK    Adjustments      Total
                                              -----------   ------    -----------    ---------
                    ASSETS
Current assets:
  Cash and cash equivalents                    $  2,828     $   55   $  (621)(A)     $  2,262
  Accounts receivable, net                        3,837      2,236                      6,073
  Costs and estimated earnings in excess
     of billings on uncompleted contracts,
     net of progress billings                                2,357                      2,357
  Inventories                                     2,687                                 2,687
  Prepaid expenses                                1,274         67                      1,341
                                               --------     ------   -------         --------

      Total current assets                       10,626      4,715      (621)          14,720

Property and equipment, net                       3,228      2,096         0 (B)        5,324

Goodwill                                                               6,391 (C)        6,391

Debt issuance costs                                                    1,068 (D)        1,068

Deposits and other assets                           396         62       375 (E)          833
                                               --------     ------   -------         --------

                                               $ 14,250     $6,873   $ 7,213         $ 28,336
                                               ========     ======   =======         ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit payable                               $1,000                   $  1,000
  Current portion of long-term debt            $    280        441                        721
  Short-term borrowings                           1,000              $ 2,500 (F)        3,500
  Accounts payable                                4,735      2,283                      7,018
  Other current liabilities                       3,598        170                      3,768
                                               --------     ------   -------         --------

      Total current liabilities                   9,613      3,894     2,500           16,007
                                               --------     ------   -------         --------
Long-term debt                                    6,882        875     5,300 (G)       13,057
                                               --------     ------   -------         --------

Stockholders' equity:
  Common stock and additional
    paid-in capital                              21,646                1,517 (H)       23,163
  Retained earnings                             (22,862)                              (22,862)
  Foreign currency translation adjustment        (1,029)                               (1,029)
  Net assets of acquired company                             2,104    (2,104)(I)            0
                                               --------     ------   -------         --------

      Total stockholders' equity (deficit)       (2,245)     2,104      (587)            (728)
                                               --------     ------   -------         --------

                                               $ 14,250     $6,873   $ 7,213         $ 28,336
                                               ========     ======   =======         ========

                             DDL ELECTRONICS, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

(A) Proceeds of new debt, less cash paid for direct costs of acquisition and debt issuance costs, as follows:

         Proceeds of 10% Senior Secured Notes. . . . . . . . . . . .     $ 5,300
         Proceeds of 10% Cumulative Convertible Debentures . . . . .       3,500
         Cash paid to SMTEK shareholders . . . . . . . . . . . . . .      (7,199)
         Repayment of short-term bridge loan . . . . . . . . . . . .      (1,000)
         Cash paid for finders fee  . . . . . . .. . . . . . . . . .        (150)
         Cash paid for debt placement agent fee  . . . . . . . . . .        (352)
         Cash deposited to interest impound account. . . . . . . . .        (375)
         Cash paid for other direct costs of SMTEK acquisition . . .        (345)
                                                                         -------
                                                                         $  (621)
                                                                         =======

(B) The fair market value of SMTEK's property and equipment is considered to approximate its net book value in SMTEK's historical financial statements, hence no adjustment in basis of property and equipment is shown.

(C)  To record excess of cost over value assigned to net assets
     acquired (goodwill) . . . . . . . . . . . . . . . . . . . . . .     $ 6,391
                                                                         =======

(D)  To record debt issuance costs paid in cash and stock. . . . . .     $ 1,068
                                                                         =======

(E)  To record deposit to interest impound with escrow agent . . . .     $   375
                                                                         =======

(F)  To record 10% Cumulative Convertible Debentures issued to
     finance SMTEK acquisition, net of bridge loan repayment . . . .     $ 2,500
                                                                         =======

(G)  To record 10% Senior Secured Notes issued to finance
     SMTEK acquisition . . . . . . . . . . . . . . . . . . . . . . .     $ 5,300
                                                                         =======

(H)  To record issuance of DDL Electronics' common stock for:

     Purchase consideration for SMTEK acquisition - 1,000,000 shares     $   801
     Fee to placement agent for financing - 572,683 shares . . . . .         716
                                                                         -------
                                                                         $ 1,517
                                                                         =======

(I)  To eliminate historical equity of SMTEK . . . . . . . . . . . .     $(2,104)
                                                                         =======

(J)  The following is a computation of the purchase price:

        Cash paid at closing . . . . . . . . . . . . . . . . . . . .     $ 7,199
        Issuance of 1,000,000 unregistered shares of DDL common
          stock, valued at $0.801 per share  . . . . . . . . . . . .         801
        Direct costs of acquisition including finders fee,
          legal and accounting . . . . . . . . . . . . . . . . . . .         495
                                                                         -------
                                                                         $ 8,495
                                                                         =======

     The purchase price is allocated as follows:
        Book value of net assets acquired  . . . . . . . . . . . . .     $ 2,104
        Excess of cost over value assigned (goodwill)  . . . . . . .       6,391
                                                                         -------
                                                                         $ 8,495
                                                                         =======

                             DDL ELECTRONICS, INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1995
                                  (Unaudited)
                    (In thousands except per share amounts)

                                                            Historical
                                           ----------------------------------------------
                                                          Adjustments     DDL
                                               DDL         to Exclude   without
                                           as Originally    Divested    Divested              Pro Forma   Pro Forma
                                             Reported      Operations  Operations   SMTEK    Adjustments    Total
                                           -------------  -----------  ----------  -------   -----------  ---------
                                                               (A)                    (B)
Sales                                        $29,576       $ (8,765)    $20,811    $14,200                 $35,011
                                             -------       --------     -------    -------                 -------
Costs and expenses:
  Cost of goods sold                          26,516         (8,592)     17,924     12,445                  30,369
  Administrative and selling                   6,497         (1,435)      5,062      1,412                   6,474
  Restructuring charges                        1,533         (1,533)          0                                  0
  Amortization of goodwill                                                                    $ 1,278 (C)    1,278
  Amortization of debt issuance costs                                                             907 (D)      907
                                             -------       --------     -------    -------    -------      -------
                                              34,546        (11,560)     22,986     13,857      2,185       39,028
                                             -------       --------     -------    -------    -------      -------

Operating  income (loss)                      (4,970)         2,795      (2,175)       343     (2,185)      (4,017)
                                             -------       --------     -------    -------    -------      -------

Non-operating income (expense):
  Interest expense                              (883)           175        (708)      (139)      (880)(E)   (1,727)
  Gain on sale of assets                       3,317         (3,317)          0                                  0
  Other income (expense)                         170                        170       (200)                    (30)
                                             -------       --------     -------    -------    -------      -------

                                               2,604         (3,142)       (538)      (339)      (880)      (1,757)
                                             -------       --------     -------    -------    -------      -------

Income (loss) before income taxes             (2,366)          (347)     (2,713)         4     (3,065)      (5,774)

Provision for income taxes                         0                          0         (1)                     (1)
                                             -------       --------     -------    -------    -------      -------

Income (loss) before extraordinary item      $(2,366)      $   (347)    $(2,713)   $     3    $(3,065)     $(5,775)
                                             =======       ========     =======    =======    =======      =======

Per share information:
  Income (loss) before extraordinary item    $ (0.15)                   $ (0.17)                           $ (0.33)
                                             =======                    =======                            =======

Shares used in computing income (loss)
  per share                                   15,971                     15,971                 1,573       17,544
                                             =======                    =======               =======      =======

                            DDL ELECTRONICS, INC.
             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1995
                                (In thousands)

(A) During the year ended June 30, 1995, DDL sold the assets of its Aeroscientific Corp. ("Aero") and A.J. Electronics ("A.J.") subsidiaries. DDL realized a gain of $3,317 on the sale of Aero's assets, and recognized restructuring charges of $1,533 in connection with the liquidation and disposal of A.J. Because of the materiality of these transactions and of Aero's and A.J.'s operations during the period prior to the disposal of these assets, all in relation to DDL's consolidated operations, inclusion of such amounts in the pro forma statement of operations would not be representative of the combined DDL/SMTEK entity as it now exists. Accordingly, the accompanying pro forma consolidated condensed statement of operations has been adjusted to exclude Aero's and A.J.'s operating results, the gain on sale of Aero's assets and the A.J. restructuring charges.

(B) The revenues and expenses shown for SMTEK are the historical amounts for SMTEK's fiscal year ended March 31, 1995.

(C) To amortize goodwill on a straight-line basis over five years . . . .  $1,278
                                                                           ======

(D) To amortize debt issuance costs over the respective terms of the
    10% Senior Secured Notes (16 months) and the 10% Cumulative
    Convertible Debentures (12 months)  . . . . . . . . . . . . . . . . .  $  907
                                                                           ======

(E) To record interest expense on the new indebtness incurred to finance the acquisiton of SMTEK . . . . . . . . . . . . . . . . . . .  $ (880)
                                                                           ======

                            DDL ELECTRONICS, INC.
                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED DECEMBER 31, 1995
                                 (Unaudited)
                   (In thousands except per share amounts)

                                            Historical
                                        ------------------
                                            DDL               Pro Forma   Pro Forma
                                        Electronics  SMTEK   Adjustments    Total
                                        -----------  -----   -----------  ---------
                                                      (A)
Sales                                    $12,221     $7,782                $20,003
                                         -------     ------                -------
Costs and expenses:
  Cost of goods sold                      10,838      6,813                 17,651
  Administrative and selling               1,895        726                  2,621
  Amortization of goodwill                                    $   639 (B)      639
  Amortization of debt issuance costs                             161 (C)      161
                                         -------     ------   -------      -------

                                          12,733      7,539       800       21,072
                                         -------     ------   -------      -------

Operating  income (loss)                    (512)       243      (800)      (1,069)
                                         -------     ------   -------      -------

Non-operating income (expense):
  Interest expense                          (229)       (60)     (440)(D)     (729)
  Other income (expense)                     367         13                    380
                                         -------     ------   -------      -------

                                             138        (47)     (440)        (349)
                                         -------     ------   -------      -------

Income (loss) before income taxes           (374)       196    (1,240)      (1,418)

Income tax benefit                         1,110 (E)                         1,110
                                         -------     ------   -------      -------

Net income (loss)                        $   736     $  196   $(1,240)     $  (308)
                                         =======     ======   =======      =======


Net income (loss) per share              $  0.04                           $ (0.02)
                                         =======                           =======

Shares used in computing income (loss)
  per share                               16,985                1,573       18,558
                                         =======              =======      =======

                            DDL ELECTRONICS, INC.
             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED DECEMBER 31, 1995
                                (In thousands)

(A) The revenues and expenses shown for SMTEK are the historical amounts for the six months ended December 31, 1995. Because the accompanying pro forma statement of operations for the year ended June 30, 1995 includes SMTEK's historical operating results for its fiscal year ended March 31, 1995, SMTEK's operating results for the three months ended June 30, 1995 are not included in either of the accompanying pro forma statements of operations. SMTEK's summary financial information for this three month stub period ended June 30, 1995 is as follows:

              Sales  . . . . . . . . . . . . . . . . . . . . . . .   $3,359
              Costs and expenses . . . . . . . . . . . . . . . . .    3,708
                                                                     ------

              Operating  loss  . . . . . . . . . . . . . . . . . .     (349)
              Non-operating expense. . . . . . . . . . . . . . . .      (23)
                                                                     ------

              Net loss . . . . . . . . . . . . . . . . . . . . . .   $ (372)
                                                                     ======


(B) To amortize goodwill on a straight-line basis over five years.   $  639
                                                                     ======


(C) To amortize debt issuance costs. . . . . . . . . . . . . . . .   $  161
                                                                     ======


(D) To record interest expense on the new indebtness incurred to
    finance the acquisiton of SMTEK. . . . . . . . . . . . . . . .   $ (440)
                                                                     ======

(E) DDL recognized an income tax benefit of $1,110 in September 1995 as the result of federal tax refunds received under Section 172(f) of the Internal Revenue Code.